Exhibit 99.1

Danny Jovic	Tim Perrott
Media Relations	Investor Relations
561-438-1594	561-438-4629
Danny.Jovic@officedepot.com	Tim.Perrott@officedepot.com

The ODP Corporation Announces Plans to Separate into Two Independent, Publicly Traded Companies

Plans Tax-Free Spin-Off of Its Business-to-Business (B2B) Solutions Provider (“NewCo”)

Separation Creates Strategic Flexibility and Enhances Prospects for Shareholder Value Creation

Expects to Complete Separation During First Half of 2022

BOCA RATON, Fla. – May 5, 2021 – The ODP Corporation (NASDAQ: ODP), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform with an online presence and approximately 1,100 stores (the “Company”), announced today that its Board of Directors has unanimously approved a plan to pursue a separation of the Company into two independent, publicly traded companies, each with a unique and highly focused strategy and investment profile:

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ODP – a leading provider of retail consumer and small business products and services distributed via approximately 1,100 Office Depot and OfficeMax retail locations and an award-winning eCommerce presence, officedepot.com; and

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“NewCo” – a leading B2B solutions provider (ODP’s Business Solutions Division contract business, Grand & Toy and ODP’s independent regional office supply distribution businesses) serving small, medium and enterprise level companies. NewCo will also own the Company’s newly formed B2B digital platform technology business, including BuyerQuest, as well as the Company’s global sourcing office and its other sourcing, supply chain and logistics assets.

The separation is expected to occur through a distribution of shares of NewCo as a tax-free dividend to ODP’s shareholders as of a record date to be determined by the directors of ODP, after which ODP shareholders will own 100% of the equity in both of the publicly traded companies.

“We believe creating two focused, pure-play companies will unlock significant opportunities by improving our ability to meet the needs of our customers, while better matching assets and investment profiles of both companies to generate greater value for our shareholders,” said Gerry Smith, Chief Executive Officer of The ODP Corporation. “Maximizing the strategic focus and financial flexibility of each entity and aligning their go-to-market strategies and capital investments will enable us to meet customer demand. In addition, positioning their respective growth trajectories and shareholder specific return profiles will achieve appropriate market valuations. The separation will also provide exciting opportunities for our employees, whose dedication and talent will enable both companies to realize their full potential.”

Compelling Benefits of the Separation

The ODP Board believes the separation will allow ODP and NewCo to pursue market opportunities, accelerate growth and unlock significant value for shareholders and all stakeholders. ODP expects key benefits of the separation to include:

•	Allowing ODP and NewCo to pursue specific strategies with more targeted investment opportunities and growth objectives;

•	Focusing on customers’ needs through aligned go-to-market strategies and innovation;

•	Attracting talent and leveraging employees’ expertise, supporting their development, and providing greater career development opportunities; and

•	Matching assets and investments to maximize valuation and better align with shareholder return profiles.

Smith continued, “We are fortunate to be undertaking this process from a position of financial, operational, and organizational readiness, with significant liquidity, providing us flexibility in determining how to allocate capital between the separated entities. We are in a position of strength, having recently streamlined our retail operations for cost efficiencies, while adding net new customers for future growth in our BSD contract division and developing a new digital platform business, including the acquisition of BuyerQuest. With the flexibility created by our holding company reorganization last year, and after careful deliberation, we are now ready to take this exciting next step in our evolution.”

Transaction Details

The separation is intended to be completed during the first half of 2022, subject to customary conditions, including final approval by the Company’s Board of Directors, opinions from tax counsel and the favorable ruling by the IRS on the tax-free nature of the transaction to the Company and its shareholders, the filing and effectiveness of a registration statement with the U.S. Securities and Exchange Commission, the approved listing of NewCo’s common stock on a national securities exchange, and the completion of any necessary financings. The separation will not require a vote of ODP shareholders. There can be no assurances regarding the ultimate timing of the separation or that the transaction will be completed at all.

While ODP and NewCo will be separate, independent public companies, they will share commercial agreements that will allow them to continue to leverage scale benefits in such areas as product sourcing and supply chain.

Additional details of the separation are expected to be announced in the coming months, including Board and management leadership of both companies. It is anticipated that both companies will be capitalized to provide the financial flexibility to take advantage of future strategic opportunities.

Simpson Thacher & Bartlett LLP and Goldman Sachs & Co. LLC are acting as legal and financial advisor to the Company, respectively.

Finally, the sale process for CompuCom, ODP’s managed workplace services provider subsidiary, is moving forward as planned, unrelated to and unaffected by today’s announcement.

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,100 stores. Through its banner brands Office Depot®, OfficeMax®, CompuCom® and Grand&Toy®, as well as others, the Company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

The ODP Corporation and Office Depot are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. CompuCom is a trademark of CompuCom Systems, Inc. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2021 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 outbreak, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “will,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, delays or challenges in completing the separation during the expected timeline; risks related to the fulfillment of the conditions to complete the separation; difficulties in ensuring that the spin-off remains tax-free; the expected costs and benefits of the separation; the inability to adequately capitalize the separated companies; changes in demand for the Company’s existing and future products and services; changes to the products and services sold and provided before and after the separation; unanticipated downturns in business relationships with customers; obstacles preventing the separated companies from maximizing profit opportunities, cost savings, and potential synergies; the failure to retain key employees or attract talent for each of the separated companies; the inability of the separated businesses to align their strategies and capital investments to meet customer demands or match their assets and investment profiles; disruption in key business activities or any impact on the Company’s relationships with third parties as a result of the separation; competitive pressures on the Company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws and governmental regulations; the impact of, and government response to, the COVID-19 pandemic; domestic and international economic conditions. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.

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